                                                                     EXHIBIT 5.1

                       [VINSON & ELKINS L.L.P. LETTERHEAD]



                                October 25, 2001


Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas  77024

Ladies and Gentlemen:

         We have acted as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), and its subsidiaries (the "Subsidiary Guarantors") with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) shares of common stock, par value $.01 per share, of the Company including attached preferred share purchase rights (the "Common Stock"), and
(iv) warrants (the "Warrants") to purchase Common Stock and (b) by the Subsidiary Guarantors from time to time, pursuant to Rule 415 under the Securities Act, of guarantees of the obligations of the Company under the Debt Securities (the "Guarantees"). The aggregate initial offering prices of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants offered by the Company pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $16,300,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The term "Securities" refers collectively to the Debt Securities, Preferred Stock, Depositary Shares and Common Stock to be offered by the Company and any Guarantees offered by the Subsidiary Guarantors. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus ("Prospectus Supplements") contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit.

         Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, and we reviewed such questions of law, as we considered appropriate.

         In connection with this opinion, we have assumed: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective; (ii) a

Group 1 Automotive, Inc.
Page 2
October 25, 2001


Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each Indenture governing the Debt Securities, each Depositary Agreement relating to the Depositary Shares and each Warrant Agreement relating to the Warrants will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) each Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have the number of shares of Common Stock or Preferred Stock, as set forth in the Prospectus Supplement relating to such offering or sale, duly authorized, established (if applicable) and available for issuance;
(vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise.

         In addition, in connection with this opinion, with respect to Subsidiary Guarantors that have been organized in jurisdictions other than Texas or Delaware, we have assumed that the laws of such jurisdictions are the same as the laws of Texas insofar as they are relevant to the Guarantees.

         Based upon the foregoing, we are of the opinion that:

         (i) When the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities in accordance with the terms of such Indenture will be duly authorized, validly issued, fully paid and nonassessable.

         (ii) When (a) the board of directors of the applicable Subsidiary Guarantor (or a duly authorized committee thereof) or the other applicable governing body has taken all necessary action to approve the issuance and terms of any Guarantee, (b) the terms of such Guarantee have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Subsidiary

Group 1 Automotive, Inc.
Page 3
October 25, 2001


                  Guarantor and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor, and (c) the Debt Securities relating to such Guarantee have been issued and sold as contemplated in the Registration Statement, such Guarantee will constitute a valid and legally binding obligation of such Subsidiary Guarantor, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

         (iii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock (and Depositary Shares, if applicable), and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (iv) When the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon exercise of any such Warrants in accordance with the terms of the applicable Warrant Agreement will be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the United States of America and the States of Texas, New York and Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                         Very truly yours,



                                         /s/ VINSON & ELKINS L.L.P.